APPLIED SIGNAL TECHNOLOGY, INC.
ANNUAL INCENTIVE PLAN

(As Effective 14 March, 2002)

1. ESTABLISHMENT, PURPOSE, TERM OF PLAN.

1.1 **Establishment.** The Applied Signal Technology, Inc. Annual Incentive Plan is hereby established effective as of 14 March, 2002 (the *"Effective Date"*).

1.2 **Purpose.** The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an incentive to designated officers of the Company to meet or exceed pre-established, corporate profit performance and individual performance goals.

1.3 **Term of Plan.** The Plan shall continue in effect until its termination by the Committee.

2. DEFINITIONS AND CONSTRUCTION.

2.1 **Definitions.** Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) *"Award"* means the opportunity granted to a Participant to receive payment of a Final Award in accordance with the terms of the Plan.

(b) *"Award Formula"* means, with respect to any Award granted to a Participant for a Fiscal Year, the formula or table establishing the relationships between threshold, target and maximum credited levels of attainment of Performance Goals for such Fiscal Year and corresponding threshold, target and maximum Award Multipliers to be applied to the Participant's Target Award to determine the Participant's Final Award for such Fiscal Year, subject however to adjustment or elimination as provided by the Plan.

(c) *"Award Multiplier"* means a percentage adjustment associated with a given level of attainment of a Performance Goal for a Fiscal Year which is applied to a Participant's Target Award to determine the Participant's Final Award for such Fiscal Year, subject however to adjustment or elimination as provided by the Plan. The Award Multiplier with respect to the target level of attainment of a Performance Goal shall be 100%. Award Multipliers shall be established by the Committee for threshold and maximum credited levels of attainment of each Performance Goal for a Fiscal Year. Linear interpolation shall be applied to determine Award Multiplier values between the threshold and target levels of a Performance Goal and between the target and maximum credited levels of a Performance Goal.

(d) *"Board"* means the Board of Directors of the Company.

(e) *"Cause"* means, unless otherwise defined by a contract of employment between the Participant and the Company, any of the following: (i) the Participant's theft, dishonesty, or falsification of any Company documents or records; (ii) the Participant's improper use or disclosure of the Company's confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on the Company's reputation or business; (iv) the Participant's failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant's ability to perform his or her duties with the Company.

(f) *"Code"* means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g) *"Change in Control"* means the occurrence of an Ownership Change Event or a series of related Ownership Change Events (collectively, a *"Transaction"*) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in clause (i)(C) below in the corporation or other business entity to which the assets of the Company were transferred (the *"Transferee"*), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.

(i) For the purposes of the foregoing, an *"Ownership Change Event"* shall be deemed to have occurred if any of the following occurs with respect to the Company: (A) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (B) a merger or consolidation in which the Company is a party; (C) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (D) a liquidation or dissolution of the Company.

(ii) The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(h) *"Committee"* means the Compensation Committee or other committee of two or more members of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(i) *"Company"* means Applied Signal Technology, Inc., a California corporation, or any successor corporation thereto.

(j) *"Disability"* means a long-term disability as defined by the Company's employee handbook.

(k) *"Employee"* means any person treated as an employee (including an officer or a member of the Board who is also treated as an employee) in the records of the Company.

(l) *"EBIT"* means, with respect to any Fiscal Year, earnings before interest and taxes, as determined in accordance with generally accepted accounting principles but prior to the accrual or payment of any Final Award and excluding the impact (whether positive or negative) thereon of any change in accounting standards or extraordinary, unusual or nonrecurring item, as determined by the Committee.

(m) *"EBIT Margin"* means, with respect to any Fiscal Year, EBIT as a percentage of total revenue for such Fiscal Year, as determined in accordance with generally accepted accounting principles but excluding the impact (whether positive or negative) thereon of any change in accounting standards or extraordinary, unusual or nonrecurring item, as determined by the Committee.

(n) *"Executive Officer"* means the Company's chief executive officer or any of the four highest compensated officers of the Company (other than the chief executive officer) as determined for purposes of Section 162(m) of the Code.

(o) *"Final Award"* means the amount of compensation earned by a Participant under his or her Award for a Fiscal Year, as determined by the Committee in accordance with the terms and conditions of the Plan.

(p) *"Fiscal Year"* means a fiscal year of the Company.

(q) *"Involuntary Termination"* means the involuntary termination by the Company of a Participant's Service for any reason other than Cause.

(r) *"Outside Director"* means a member of the Board who (i) is not a current employee of the Company or a member of an affiliated group of corporations within the meaning of Section 162(m) of the Code (together with the Company, the *"Affiliated Group"*); (ii) is not a former employee of the Affiliated Group who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Affiliated Group; and (iv) does not receive remuneration within the meaning of Section 162(m) of the Code from the Affiliated Group, either directly or indirectly, in any capacity other than as a member of the Board.

(s) *"Participant"* means a person who has been granted one or more Awards.

(t) ***"Performance Goals"*** mean, collectively, with respect to any Award granted in any Fiscal Year, the threshold, target and maximum credited levels of EBIT and EBIT Margin applicable to such Award, as established by the Committee.

(u) ***"Retirement"*** means termination of a Participant's Service by reason of retirement upon or after attaining the Participant's normal retirement age, as defined by the Company's 401(k) Retirement Plan.

(v) ***"Service"*** means a Participant's employment with the Company in the capacity of an Employee. A Participant's Service shall be deemed to have terminated if the Participant ceases to be an Employee, even if the Participant continues to render service to the Company in a capacity other than as an Employee or commences rendering service to a parent or subsidiary of the Company. A Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant's Service has terminated and the effective date of such termination.

(w) ***"Target Award"*** means the value of the Final Award for a Fiscal Year that would become payable to a Participant if the Performance Goals applicable to the Award are attained at the target level established by the Committee for such Fiscal Year, subject however to adjustment or elimination as provided by the Plan. Target Awards may be established as either (i) a dollar amount or (ii) a percentage of a Participant's base salary; provided, however, that, if the Committee has determined in accordance with Section 5.2 that compliance with Section 162(m) of the Code is desirable and the amount of base salary is not fixed for the duration of the Fiscal Year at the time the Performance Goals are established, then at the time it grants the Award the Committee shall establish a maximum dollar amount that may be paid under the Award.

2.2 **Construction.** Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3. **ADMINISTRATION.**

3.1 **Administration by the Committee.** The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 **Administration in Compliance with Section 162(m).** The Board may establish a Committee composed solely of two or more Outside Directors to administer the Plan with respect to any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m) of the Code.

3.3 **Authority of Officers.** Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.4 **Powers of the Committee.** In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which Awards shall be granted;

(b) to determine the Performance Goals and Award Formula and all other terms, conditions and restrictions applicable to each Award (which need not be identical);

(c) to amend or modify any Award or to waive any restrictions or conditions applicable to any Award;

(d) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(e) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5 **Indemnification.** In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and any officers or employees of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. <u>**ELIGIBILITY.**</u>

4.1 **Eligible Persons.** Awards may be granted only to those Employees or classes of Employees who are designated by the Committee for participation in the Plan. Participation in the Plan in one Fiscal Year shall not entitle any person to become a Participant in the Plan in any subsequent Fiscal Year.

4.2 **Effect on Bonus Pool Participation.** Participants in the Plan shall not be eligible to participate in the Company's bonus pool.

5. <u>**GRANT OF AWARDS.**</u>

Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Awards to such Participants and in such amounts and upon such conditions as it shall determine, subject to the following:

5.1 **Establishment of Terms of Awards.** For each Fiscal Year in which an Award is to be granted to a Participant, the Committee shall establish in writing (a) the Target Award; (b) the Performance Goals and (c) the Award Formula applicable to such Award. The Committee may, in its discretion, establish different Target Awards, Performance Goals and Award Formulas for Awards to be granted to different classes, categories, positions or organizational levels of Participants or to individual Participants.

5.2 **Procedure if Section 162(m) Compliance is Deemed Desirable.** If the Committee determines that compliance with Section 162(m) of the Code is desirable and the material terms of the Plan have been approved by the shareholders of the Company, then, unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to "performance-based compensation," the Committee shall establish the terms of Awards, as described in Section 5.1, to be granted for a Fiscal Year no later than the earlier of (a) the date ninety (90) days after the commencement of the Fiscal Year or (b) the date on which 25% of the Fiscal Year has elapsed, and, in any event, at a time when the outcome of the Performance Goals for the Fiscal Year remains substantially uncertain. Once established for a Fiscal Year pursuant to this Section 5.2, the Target Awards, Performance Goals and Award Formulas (except as provided in Sections 5.3, 5.4, 6.2, 6.3, 7.1, 8 and 9) shall not be changed.

5.3 **Special Awards with Individual Review Adjustments.** The Committee may, in its discretion, grant Awards to designated Participants which provide for individual review by the Company's Chief Executive Officer on the basis of such criteria as recommended by the Chief Executive Officer and approved by the Committee. Such Awards may provide for a special multiplier determined by the results of such individual review and applied to the result determined under the applicable Award Formula. Such special multiplier may, in the discretion of the Committee, be established on a zero-sum basis so that a positive multiplier assigned by the Chief Executive Officer to one or more Awards must be offset by a negative multiplier assigned to one or more other Awards, such that the aggregate amount of all Final Awards subject to such individual review is equal to the aggregate amount that would result if such Final Awards were determined on the basis of the applicable Award Formulas without provision for individual reviews. Notwithstanding the foregoing, if the Committee has determined in accordance with

Section 5.2 that compliance with Section 162(m) of the Code is desirable, then no Award granted to an Executive Officer shall be subject to individual review pursuant to this Section 5.3.

5.4 **Discretionary Adjustment of Award Formulas.** In its discretion, the Committee may, either at the time it grants an Award or at any time thereafter, provide for the adjustment of the Award Formula applicable to an Award granted to any Participant to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. However, once established for a Fiscal Year pursuant to Section 5.2, the Committee shall have no discretion to alter an Award Formula applicable to any Award granted to an Executive Officer, except as a result of the exercise of negative discretion, as provided in Section 6.2.

5.5 **New or Promoted Employees.** Any Award granted by the Committee to an Employee who becomes eligible to participate in the Plan following the commencement of a Fiscal Year, whether as a result of hiring or promotion, shall provide for an Award Formula prorated on the basis of the length of the Fiscal Year remaining from the date on which the Employee becomes eligible to participate. If a Participant previously granted an Award for a Fiscal Year is promoted to a position within a category of Participants for which the Committee has established a more favorable Award Formula, the more favorable Award Formula shall be applied on a pro rata basis to that portion of the Fiscal Year remaining from the date of the Employee's promotion, and the original Award Formula shall be applied on a pro rata basis to that portion of the Fiscal Year preceding the date of promotion. Notwithstanding the foregoing, once established for a Fiscal Year pursuant to Section 5.2, no discretionary adjustment pursuant to Section 5.3 or 5.4 may be made to any Award held by a Participant who is promoted to a position of Executive Officer following the commencement of a Fiscal Year.

5.6 **Notice to Participants of Grant of Award.** The Company shall notify each Participant of the terms of the Award granted to him or her for the Fiscal Year, including the Target Award, Performance Goals, Award Formula and any pre-established individual review or individual performance criteria pursuant to Sections 5.3 or 5.4.

6. **SETTLEMENT OF AWARDS.**

6.1 **Determination of Final Award Values.** As soon as practicable following the Company's receipt of audited financial statements for a Fiscal Year, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting Final Award values for such Fiscal Year earned by the Participants and to be paid upon settlement of the Awards in accordance with the applicable Award Formula and any pre-established individual review or individual performance criteria pursuant to Sections 5.3 or 5.4. Except as provided in Section 5.4, the Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the applicable Award Formula on the basis of the degree of attainment of the Performance Goals as certified by the Committee.

6.2 **Negative Discretion.** Notwithstanding the attainment of any Performance Goal, the Committee shall have the discretion, on the basis of such criteria as it may establish, to reduce the amount of or to eliminate any Final Award that would otherwise be paid; provided,

however, that if the Award was established pursuant to Section 5.2, the exercise of negative discretion with respect to such Award shall not result in an increase in the amount payable with respect to any other Award established pursuant to Section 5.2.

6.3 **Effect of Leaves of Absence.** Unless otherwise required by law, payment of the final value of an Award held by a Participant who has taken in excess of thirty (30) days of military leave, sick leave or other approved leaves of absence during the Fiscal Year shall be prorated on the basis of the number of days of the Participant's Service during the Fiscal Year during which the Participant was not on a leave of absence.

6.4 **Notice to Participants of Final Awards.** As soon as practicable following the Committee's determination and certification in accordance with Section 6.1, the Company shall notify each Participant of the determination of the Committee.

6.5 **Payment of Final Awards.** As soon as practicable following the Committee's determination and certification in accordance with Section 6.1 and, in any event, no later than sixty (60) days following the Company's receipt of audited financial statements for a Fiscal Year, payment shall be made to each eligible Participant of the value, if any, of such Participant's Final Award (subject to applicable tax withholding) earned for such Fiscal Year. Except as otherwise provided in Section 7, no Participant shall be eligible to receive a payment under any Award unless the Participant remains an active Employee on the last day of the Fiscal Year applicable to such Award. For this purpose, a Participant on an approved leave of absence shall be deemed to be an active Employee. Except as provided in Section 6.6, all such payments shall be made in cash or by company check.

6.6 **Deferral of Final Award Payment.** At the discretion of the Committee, a Participant may elect pursuant to procedures established by the Committee to defer receipt of all or any portion of a payment that might otherwise be earned by a Participant pursuant to an Award under any appropriate deferred compensation plan of the Company.

6.7 **Tax Withholding.** The Company shall have the right to deduct from any and all payments made under the Plan or otherwise all federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to any such payment.

7. EFFECT OF TERMINATION OF SERVICE.

7.1 **Death, Disability, Retirement or Involuntary Termination.** If a Participant's Service terminates because of the death, Disability, Retirement or Involuntary Termination of the Participant prior to the completion of the Fiscal Year applicable to an Award held by the Participant, the value of the Participant's Final Award shall be determined under the applicable Award Formula (without any adjustment pursuant to Sections 5.3, 5.4 or 6.2) by the extent to which the Performance Goals are attained with respect to the entire Fiscal Year; provided, however, that the resulting amount shall be prorated on the basis of the number of days of the Participant's Service during the Fiscal Year. Payment shall be made following the end of the Fiscal Year in the manner provided in Section 6.

7.2 **Other Termination of Service During Fiscal Year.** If a Participant's Service terminates for any reason other than death, Disability, Retirement or Involuntary

Termination prior to the completion of the Fiscal Year applicable to an Award held by the Participant, the Participant shall immediately forfeit the Award and shall be entitled to receive no payment therefor.

7.3 **Voluntary Termination After Fiscal Year End.** If a Participant voluntarily terminates his or her Service following completion of the Fiscal Year applicable to an Award held by the Participant but prior to payment of the Final Award, such payment shall be made as determined by the Committee in its discretion.

8. CHANGE IN CONTROL.

8.1 **Effect of Change in Control.** Unless otherwise provided by a contract of employment between the Participant and the Company, in the event of the consummation of a Change in Control prior to the completion of the Fiscal Year applicable to the Participant's Award, the Award shall become payable, effective as of the date of the Change in Control, in the amount that would constitute the value of the Final Award determined in accordance with the applicable Award Formula (without any adjustment pursuant to Sections 5.3, 5.4 or 6.2) had the Performance Goals for the Fiscal Year been attained at the 100% of target level; provided, however, that such amount shall be prorated on the basis of the number of days of the Participant's Service during the Fiscal Year prior to the date of the Change in Control. Subject to Section 8.2, payment pursuant to this Section 8.1 (subject to applicable tax withholding) shall be made in cash or by company check as soon as practicable following the date of the Change in Control.

8.2 **Federal Excise Tax Under Section 4999 of the Code.**

(a) **Excess Parachute Payment.** In the event that any payment pursuant to an Award and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any payment called for under the Award in order to avoid such characterization.

(b) **Determination by Independent Accountants.** To aid the Participant in making any election called for under Section 8.2(a), upon the occurrence of any event that might reasonably be anticipated to give rise to a payment under Section 8.1 (an "***Event***"), the Company shall promptly request a determination in writing by independent public accountants selected by the Company (the "***Accountants***"). Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 8.2(b).

9. **AMENDMENT OR TERMINATION OF THE PLAN.**

The Plan, as set forth in this document, represents the general guidelines the Company presently intends to utilize to determine what Awards, if any, will be granted and paid. If, however, at the sole discretion of the Committee, the Company's best interest is served by applying different guidelines to certain individuals, or to individuals under special or unusual circumstances, it reserves the right to do so by notice to such individuals at any time, or from time to time. To the extent that such applications are contrary to any provisions of the Plan, the Plan shall be deemed amended to such extent. The Committee may amend, suspend, reinstate or terminate the Plan in whole or in part at any time; provided, however, that without the written consent of an affected Participant, no such amendment, suspension or termination of the Plan shall adversely affect the right of the Participant to payment of a Final Award certified by the Committee in accordance with Section 6.1. Furthermore, if the Committee has determined that compliance with Section 162(m) of the Code is desirable, then in amending the Plan the Committee shall take into account whether the approval of the Company's shareholders of such amendment may be required in order to continue to qualify amounts paid pursuant to the Plan as "performance-based compensation" within the meaning of Section 162(m).

10. **MISCELLANEOUS PROVISIONS.**

10.1 **Nontransferability of Awards.** Prior to payment in accordance with the provisions of the Plan, no Awards may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

10.2 **Rights as a Participant.** No person, even though eligible pursuant to Section 4, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Except as provided in Section 8, no Participant shall have a vested right to receive payment under any Award until the Committee has made the certification provided in Section 6.1.

10.3 **Rights as Employee.** Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or interfere with or limit in any way the right of the Company to terminate the Participant's Service at any time.

10.4 **Beneficiary Designation.** Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation shall be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's

death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

10.5 **Unfunded Obligation.** Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

10.6 **Applicable Law.** The Plan shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Applied Signal Technology, Inc. Annual Incentive Plan as duly adopted by the Board on 14 March, 2002.

Alice Delgado

Secretary

APPENDIX A

NOTICE OF AWARD
UNDER
APPLIED SIGNAL TECHNOLOGY, INC.
ANNUAL INCENTIVE PLAN
FOR FISCAL YEAR ENDING OCTOBER 31, 2004

TO: ________________

FROM: The Compensation Committee of the Board of Directors

DATE: ________________

You have been granted an Award for the fiscal year ending October 31, 2004 under our Annual Incentive Plan (the "Plan"). The value of your Final Award will depend on the extent to which certain performance goals described in the Plan are achieved for this fiscal year and on other considerations that the Compensation Committee may take into account as described in the Plan. The principal factors of your Award are described below. The Award is in all respects subject to the terms and conditions of the Plan, a copy of which is attached to and made a part of this Notice of Award.

TARGET AWARD: ____________

PERFORMANCE GOAL TARGET

Target EBIT: ____________

PERFORMANCE GOALS

EBIT

Performance	EBIT $Million	Performance as % of Target	Target Award Multiplier
Below threshold			
Threshold			
Target			
Maximum credited			
Above maximum			

Subject to interpolation

AWARD FORMULA

Final Award = (Target Award) X (Target Award Multiplier)

APPENDIX B

NOTICE OF FINAL AWARD
AS CERTIFIED BY THE COMPENSATION COMMITTEE
UNDER
APPLIED SIGNAL TECHNOLOGY, INC.
ANNUAL INCENTIVE PLAN
FOR FISCAL YEAR ENDING OCTOBER 31, 2004

TO: ____________________

FROM: The Compensation Committee of the Board of Directors

DATE: ____________________

The Compensation Committee has certified the extent of the Company's achievement of the Performance Goals for the fiscal year ending October 31, 2004 under our Annual Incentive Plan and the resulting value of your Final Award as follows:

FINAL AWARD: $__________

TARGET AWARD: $__________

PERFORMANCE GOALS ACHIEVED

Performance Measure	Target	Amount Achieved	Target Award Multiplier	
EBIT				

AWARD FORMULA

Final Award = (Target Award) X (Target Award Multiplier)